      As filed with the Securities and Exchange Commission on May 23, 1996
                                                 Registration No. 333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             --------------------

                                    FORM S-8

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                             EQUALNET HOLDING CORP.
             (Exact name of registrant as specified in its charter)

                          TEXAS                       76-0457803
             (State or other jurisdiction of       (I.R.S Employer
             incorporation or organization)      Identification No.)


               1250 WOOD BRANCH PARK DRIVE
                     HOUSTON, TEXAS                     77079
             (Address of Principal Executive          (Zip Code)
                        Offices)


                             EQUALNET HOLDING CORP.
                    NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (Full title of the plan)

                               MICHAEL L. HLINAK
                             EQUALNET HOLDING CORP.
                          1250 WOOD BRANCH PARK DRIVE
                             HOUSTON, TEXAS  77079
                    (Name and address of agent for service)

                                 (713) 510-4600
         (Telephone number, including area code, of agent for service)

                             --------------------

                                 With Copy to:

                              Robert F. Gray, Jr.
                          Fulbright & Jaworski L.L.P.
                           1301 McKinney, Suite 5100
                           Houston, Texas 77010-3095
                                 (713) 651-5151

                             --------------------

                        CALCULATION OF REGISTRATION FEE

================================================================================
 Title of                        Proposed      Proposed maximum
securities         Amount        maximum          aggregate           Amount of
  to be            to be       offering price     offering          registration
registered       registered     per share (1)     price (1)             fee
- --------------------------------------------------------------------------------
Common Stock,
$.01 par value  250,000 shares    $3.81           $952,500             $329.00
================================================================================


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 and based upon the average of the high and low sales prices of a share of Common Stock as reported by the Nasdaq Stock Market on May 17, 1996.


================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are hereby incorporated by reference in this Registration Statement:

         1. The Annual Report on Form 10-K of EqualNet Holding Corp., a Texas corporation (the "Registrant"), for the fiscal year ended June 30, 1995;

         2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995;

         3. The Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1995;

         4. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;

         5.    Current Report on Form 8-K, filed by the Registrant on May 10,
1996;

         6. Amendment No. 1 to Current Report on Form 8-K on Form 8-K/A, filed by the Registrant on May 13, 1996; and

         7. The description of the Registrant's common stock, par value $.01 per share ("Common Stock"), contained in a registration statement on Form 8-A (filed on February 2, 1995 (Registration number 1-5725)).

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of the filing hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article 2.02-1 of the Texas Business Corporation Act (the "TBCA") provides that a corporation may indemnify a person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director or officer, provided that such director or officer (i) conducted himself in good faith, (ii) reasonably believed (a) in the case of conduct in his official capacity, that his conduct was in the corporation's best interests or (b) in all other cases, that his conduct was at least not opposed to the corporation's best interests and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.
Subject to certain exceptions, a director or officer may not be indemnified if the person is found liable to the corporation or if the person is found liable on the basis that he improperly received a personal benefit. Under Texas law, reasonable expenses incurred by a director or officer may be paid or reimbursed by the corporation in advance of a final disposition of the proceeding after the corporation receives a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and a written undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that the director or officer is not entitled to indemnification by the corporation. Texas law requires a corporation to indemnify an officer or director against reasonable expenses incurred in connection with a proceeding in which he is named defendant or respondent because he is or was a director or officer if he is wholly successful in defense of the proceeding.

         Texas law also permits a corporation to purchase and maintain insurance or another arrangement on behalf of any person who is or was a director or officer against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the corporation would have the power to indemnify him against that liability under
Article 2.02-1.

         The Company's Articles of Incorporation and Bylaws provide for the indemnification of its officers and directors, and the advancement to them of expenses in connection with proceedings and claims, to the fullest extent permitted under the TBCA. Such indemnification may be made even through directors and officers would not otherwise be entitled to indemnification under other provisions by the Company's Bylaws. The Registrant has purchased and maintains a directors' and officers' liability policy for such purposes.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         4.1 Articles of Incorporation of the Registrant, (incorporated by reference to Exhibit No. 4.1 to the Registrant's Registration Statement on Form S-1 filed on January 24, 1995).

         5.1   Opinion of Fulbright & Jaworski L.L.P.

         23.1  Consent of Ernst & Young LLP.

         23.2  Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1)

         24.1 Powers of Attorney from certain members of the Board of Directors (contained on pages II-5 and II-6).

ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar volume of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.


                                    III-3

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 22, 1996.


                                        EqualNet Holding Corp.


                                        By:     /s/  Zane D. Russell
                                           -----------------------------------
                                                    Zane D. Russell
                                              Chairman of the Board, Chief
                                             Executive Officer and Director
                                              (Principal Executive Officer)


                               POWER OF ATTORNEY

         KNOW ALL BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Zane D. Russell and Michael L. Hlinak, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and either of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                     Title                              Date
               ---------                                     -----                              ----
       /s/ Zane D. Russell                       Chairman of the Board, Chief                May 22, 1996
 ------------------------------------
            Zane D. Russell                     Executive Officer and Director
                                                 (principal executive officer)
       /s/ Michael L. Hlinak                    Senior Vice President and Chief              May 22, 1996
 ------------------------------------
           Michael L. Hlinak                           Financial Officer
                                                         and Director
                                                 (principal financial officer)

      /s/ Curtis L. Mackey                           Corporate Controller                    May 22, 1996
 ------------------------------------           (principal accounting officer)
           Curtis L. Mackey

      /s/ Walter V. Klemp                                  Director                          May 22, 1996
 ------------------------------------
            Walter V. Klemp

      /s/ Terry S. Parker                                  Director                          May 22, 1996
 ------------------------------------
            Terry S. Parker

                                 EXHIBIT INDEX


Exhibit
 Number                            Description
- -------                            -----------

 4.1 Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit No. 4.1 to the Registrant's Registration Statement on Form S-1 filed on
         January 24, 1995).

 5.1     Opinion of Fulbright & Jaworki L.L.P.

 23.1    Consent of Ernst & Young LLP.

 23.2    Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1)

 24.1 Powers of Attorney from certain members of the Board of Directors (contained on pages II-5 and II-6).